Exhibit 23.3

Consent of Automotive Aftermarket Industry Association

We hereby consent to the citation by Affinia Group Holdings Inc. (the “Company”) of data from our 2012 Automotive Aftermarket Factbook (and any comparable or successor Automotive Aftermarket Industry Association source), and to the use of our name in connection with the use of such data in the Registration Statement on Form S-1 (No. 333-167759) and any amendments thereto filed by the company with the Securities and Exchange Commission.

/s/ Rich White
Automotive Aftermarket Industry Association
Rich White
Senior Vice President

September 29, 2011